Ex. 99.1

For Immediate Release
Contact:
Melissa Thompson	Jerry Daly or Carol McCune
Director of Corporate Communications	Daly Gray Public Relations (Media)
(703) 387-3377	(703) 435-6293

Interstate Hotels & Resorts Reports Fourth-Quarter, Full-Year Results

     ARLINGTON, Va., February 4, 2004—Interstate Hotels & Resorts (NYSE: IHR), the nation’s largest independent hotel management company, today reported results for the fourth quarter and full year ended December 31, 2003. Interstate Hotels & Resorts was formed July 31, 2002, following the merger of MeriStar Hotels & Resorts and Interstate Hotels Corporation. For 2002, both historical financial data and combined pro forma financial data (assuming the merger was completed on January 1, 2002) are included in the tables of this press release. Historical financial data represents results for Interstate Hotels Corporation through July 31, 2002, and results for Interstate Hotels & Resorts subsequent to July 31, 2002.

Fourth-Quarter Results

     For the 2003 fourth quarter, the company reported (results in millions, except per share data):

		Historical	Pro Forma
	2003	2002	2002
Net loss	$(8.0)	$(3.4)	$(3.0)
Basic and Diluted EPS	$(0.33)	$(0.17)	$(0.15)
Adjusted EBITDA, excluding non-recurring items and special charges	$9.5	$9.4	$9.9
Net income, excluding non-recurring items and special charges	$2.4	$1.1	$1.5
Basic and Diluted EPS, excluding non-recurring items and special charges*	$0.10	$0.05	$0.07

*These results are in line with consensus analysts’ estimates.

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Interstate Hotels & Resorts

     Total revenues for the 2003 fourth-quarter were $242.8 million, including $6.0 million of hotel management incentive fees. Total pro forma revenues for the 2002 fourth quarter were $247.9 million, including $8.0 million of hotel management incentive fees.

     Same-store revenue per available room (RevPAR) for all full-service managed hotels in the 2003 fourth quarter increased 0.2 percent from the prior year’s fourth quarter to $65.17. Occupancy improved 1.1 percent to 63.0 percent, and average daily rate (ADR) decreased 0.9 percent to $103.53. Same-store RevPAR for all select-service managed hotels in the 2003 fourth quarter decreased 2.4 percent to $46.80. Occupancy decreased 0.7 percent to 60.7 percent, and ADR declined 1.7 percent to $77.09.

     “We are encouraged by the improvements at our full-service hotels, especially our independent and resort properties, indicating continued strength in leisure travel,” said Steve Jorns, chief executive officer. “Business travel remains soft, but the hotel industry typically lags several quarters behind an improvement in the general economy. We are cautiously optimistic that we are in the early stages of a long-awaited recovery in the hotel industry.”

     During the quarter and in 2004, Interstate was selected as the manager of the Hilton Garden Inn in Lexington, Kentucky; the Eagle Ridge Inn and Resort in Galena, Illinois; the Renaissance Hotel in Las Vegas, Nevada; and the Pantages Suites Hotel & Spa in Toronto, Ontario, Canada. The company also opened the Praia D’El Rey Marriott Golf & Beach Resort in Portugal during the fourth quarter of 2003. The company now operates four hotels in Europe. “The hospitality acquisition environment is becoming more active, and as a result our overall pipeline for both real estate transactions and management contracts is increasing,” said Jorns.

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Interstate Hotels & Resorts

     The statement of operations for the 2003 fourth quarter includes the following non-recurring items and special charges:

•	$4.5 million of asset impairments recorded to write off the remaining investment in and note receivable due from a joint venture;

•	$3.4 million of severance payments accrued for former corporate personnel;

•	$1.7 million of intangible assets written off related to the termination of eight management contracts with MeriStar Hospitality Corporation as a result of the sale of those properties;

•	$0.8 million of interest expense due to a write-off of deferred financing fees as a result of the repayment of a portion of Interstate’s senior term loan;

•	$0.5 million of merger and integration expenses, including professional fees, travel and other transition costs.

Full-Year Results

     For the full year 2003, the company reported (results in millions, except per share data):

		Historical	Pro Forma
	2003	2002	2002
Net loss available to common shareholders	$(4.5)	$(38.8)	$(9.7)
Basic and Diluted EPS	$(0.21)	$(2.86)	$(0.48)
Adjusted EBITDA, excluding non-recurring items and special charges	$27.2	$18.6	$30.2
Net income, excluding non-recurring items and special charges	$1.5	$(12.0)	$(0.6)
Basic and Diluted EPS, excluding non-recurring items and special charges*	$0.07	$(0.88)	$(0.03)

*These results are $0.02 ahead of consensus analysts’ estimates.

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Interstate Hotels & Resorts

     Same-store revenue per available room (RevPAR) for all full-service managed hotels in 2003 decreased 2.8 percent from the prior year to $68.26. Occupancy increased 0.2 percent to 65.9 percent, and average daily rate (ADR) decreased 3.0 percent to $103.52. Same-store RevPAR for all select-service managed hotels in 2003 was down 2.3 percent to $51.67. Occupancy decreased 1.5 percent to 65.8 percent, and ADR declined 0.8 percent to $78.53.

     Adjusted EBITDA and net income, excluding non-recurring items and special charges, are non-GAAP financial measures within the meaning of the Securities and Exchange Commission (SEC) regulations. See the discussion below in the “Non-GAAP Financial Measures” section of this press release. Reconciliations of Adjusted EBITDA and Adjusted EBITDA and net income, excluding non-recurring items and special charges, are provided in the tables of this press release.

Capital Structure

     In the fourth quarter, the company completed a successful public stock offering of 9,101,900 shares. Priced at $5.25, the offering provided Interstate with $45.3 million in net proceeds, which were used to pay down a portion of the company’s senior term loan.

     “We are currently in discussions to refinance our bank facility, which we expect to complete in the 2004 first quarter,” Jorns said. “We expect the new facility to reduce our average cost of debt and give us greater flexibility and capacity to acquire hotels through joint ventures.”

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Interstate Hotels & Resorts

Key Financial Information

     As of December 31, 2003, Interstate had:

•	Total cash of $7.5 million

•	Total debt of $86.3 million, consisting of $42.6 million of senior debt, $40.0 million of subordinated debt and a $3.7 million non-recourse promissory note

•	Average cost of debt of 8.0 percent

Acquisition of Hotels

     The company’s strategic growth initiatives are led by the acquisition of hotels through joint ventures. “We currently are pursuing the formation of a proprietary investment fund, which would allow us to acquire hotels and create a balance in our business model, with earnings from both our core management business and real estate ownership,” Jorns said. “Our goal is to acquire $300 million to $500 million of hotels by the end of 2005.”

BridgeStreet

     “Our BridgeStreet Corporate Housing Worldwide subsidiary has continued to face difficult conditions due to the aftereffects of the SARS outbreak and sluggish economies,” said Jorns. The impact of these items was felt most heavily in BridgeStreet’s international markets. “We are constantly evaluating our markets and adjusting inventory to reflect local conditions,” Jorns said. “We have restructured certain markets to allow us to focus on expansion in select major U.S. markets, where we believe we have the opportunity to gain market share.”

     BridgeStreet added 11 new Licensed Global Partners during and shortly after the fourth quarter, bringing the total to 17 partners in 19 markets. “As we gain additional markets through our licensing program, we become even more attractive to our corporate accounts,” he noted.

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Chief Financial Officer and Chief Investment Officer

     The company has begun a search for a new chief financial officer to replace James A. Calder, who is resigning from the company effective February 6 to pursue other opportunities. In light of the company’s anticipated increase in acquisition activity, Interstate also has initiated a search to fill the chief investment officer position. The company expects to have both positions filled within the next several months.

Outlook and Guidance

     “The hotel industry historically tracks somewhat closely with the fluctuation of gross domestic product (GDP). We expect our operations to improve as GDP continues to increase,” Jorns said. “As the economy and occupancy strengthen, we believe we will be able to increase room rates. These factors should have a positive impact on hotel operations and our base and incentive fees.”

     For the 2004 first quarter, Interstate expects a net loss in the range of $(4.8) million to $(4.2) million, or $(0.16) to $(0.14) per share. Forecasted net loss for the first quarter 2004, excluding anticipated non-recurring items and special charges, is between $(0.9) million and $(0.3) million, or $(0.03) to $(0.01) per share. The company’s Adjusted EBITDA estimate, excluding anticipated non-recurring items and special charges, is in the range of $3.3 million to $4.3 million.

     For the full year, Interstate expects net income in the range of $2.0 million to $4.4 million, or $0.06 to $0.14 per share; net income, excluding non-recurring items and special charges, of between $5.9 million and $8.3 million, or $0.19 to $0.27 per share; and Adjusted

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EBITDA, excluding anticipated non-recurring items and special charges, of $27.0 million to $31.0 million.

     Interstate will hold a conference call to discuss its fourth-quarter and full-year results today, February 4, at 10 a.m. Eastern time. Interested parties may visit the company’s Web site at and click on Investor Relations and then Fourth-Quarter Conference Call. Interested parties also may listen to an archived webcast of the conference call on the Web site, or via telephone until midnight on Tuesday, February 10, 2004, by dialing (800) 405-2236, reference number 563846. A replay of the conference call will be posted on Interstate Hotels & Resorts’ Web site through Friday, March 5, 2004.

     Interstate Hotels & Resorts operates approximately 300 hospitality properties with more than 63,000 rooms in 40 states, the District of Columbia, Canada, Russia and Portugal. BridgeStreet Corporate Housing Worldwide, an Interstate Hotels & Resorts subsidiary, is one of the world’s largest corporate housing providers, offering upscale, fully furnished corporate housing throughout the United States, Canada, the United Kingdom, France and 39 additional countries through its network partners. For more information about Interstate Hotels & Resorts, visit the company’s Web site: www.ihrco.com.

Non-GAAP Financial Measures

     Included in this press release are certain “non-GAAP financial measures,” which are measures of our historical or future performance that are different from measures calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules, that we believe are useful to investors. They are as follows: (i) Adjusted EBITDA and (ii) Adjusted

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EBITDA and net income, excluding non-recurring items and special charges. The following discussion defines these terms and presents the reasons we believe they are useful measures of our performance.

Adjusted EBITDA

     A significant portion of our non-current assets consist of intangible assets. Of those intangible assets, our management contracts are amortized over their remaining terms. Because depreciation and amortization are non-cash items, management and many industry investors believe the presentation of Adjusted EBITDA is more useful. Adjusted EBITDA represents consolidated earnings before interest expense, income taxes, depreciation and amortization, equity in earnings of affiliates and minority interests. We believe Adjusted EBITDA provides useful information to investors regarding our financial condition and results of operations because Adjusted EBITDA is useful for evaluating our performance and our capacity to incur and service debt, fund capital expenditures and expand our business. Management also uses Adjusted EBITDA as one measure in determining the value of acquisitions and dispositions. We also believe that the rating agencies and a number of lenders use Adjusted EBITDA for those purposes and a number of restrictive covenants in our indebtedness measure Adjusted EBITDA. Therefore, disclosing Adjusted EBITDA may be useful to our investors and lenders.

Adjusted EBITDA and net income, excluding non-recurring items and special charges

     We define Adjusted EBITDA, excluding non-recurring items and special charges, as Adjusted EBITDA excluding the effects of certain charges, transactions and expenses incurred in connection with events management believes are not reasonably likely to recur or have a

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continuing effect on our ongoing operations. Similarly, we define net income (loss), excluding non-recurring items and special charges, as net income (loss) without the effects of those same charges, transactions and expenses. We believe that Adjusted EBITDA and net income (loss), excluding non-recurring items and special charges, are useful performance measures because including these non-recurring items and special charges may either mask or exaggerate trends in our ongoing operating performance. Furthermore, performance measures that include non-recurring items and special charges may not be indicative of the continuing performance of our underlying business. Therefore, we present Adjusted EBITDA and net income (loss), excluding non-recurring items and special charges, because they may help investors to compare our performance before the effect of various items that do not directly affect our ongoing operating performance.

This press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, about Interstate Hotels & Resorts, including those statements regarding future operating results and the timing and composition of revenues, among others, and statements containing words such as “expects,” “believes” or “will,” which indicate that those statements are forward-looking. Except for historical information, the matters discussed in this press release are forward-looking statements that are subject to certain risks and uncertainties that could cause the actual results to differ materially, including the current slowdown of the national economy, economic conditions generally and the hotel and real estate markets specifically, the impact of the events of September 11, 2001, governmental actions, legislative and regulatory changes, availability of debt and equity capital, interest rates, competition, supply and demand for lodging facilities in our current and proposed market areas, and the company’s ability to manage integration and growth. Additional risks are discussed in Interstate Hotels & Resorts’ filings with the Securities and Exchange Commission, including Interstate Hotels & Resorts annual report on Form 10-K for the year ended December 31, 2002.

Interstate Hotels & Resorts, Inc.
Historical Statements of Operations
(Unaudited, in thousands except per share amounts)

	Three Months Ended December 31,		Year ended December 31,
	2003	2002	2003	2002
Revenue:
Lodging revenues	$699	$621	$3,396	$2,908
Management fees	19,844	21,819	65,062	39,888
Corporate housing	26,013	27,039	109,469	46,818
Other revenue	4,723	1,287	15,330	17,313

	51,279	50,766	193,257	106,927
Other revenue from managed properties	191,534	196,581	833,790	494,243

Total revenue	242,813	247,347	1,027,047	601,170

Operating expenses by department:
Lodging expenses	515	533	2,384	2,139
Corporate housing	23,055	22,663	92,859	37,990
Undistributed operating expenses:
Administrative and general	19,893	19,239	75,010	49,249
Depreciation and amortization	2,472	4,925	13,466	14,058
Merger and integration costs	472	3,710	3,816	9,363
Restructuring expenses and severance payments	3,400	(206)	3,400	12,614
Tender offer costs	—	—	—	1,000
Asset impairments	4,476	2,704	4,788	2,704

	54,283	53,568	195,723	129,117
Other expenses from managed properties	191,534	196,581	833,790	494,243

Total operating expenses	245,817	250,149	1,029,513	623,360

Net operating income (loss)	(3,004)	(2,802)	(2,466)	(22,190)
Interest expense, net	2,934	2,121	10,121	5,595
Equity in losses of affiliates	760	739	1,618	2,409
Conversion incentive payment — convertible notes	—	—	—	7,307
Gain on refinancing	—	—	(13,629)	—

Income (loss) before minority interests and income taxes	(6,698)	(5,662)	(576)	(37,501)
Minority interests expense (benefit)	13	(492)	197	(197)
Income tax expense (benefit)	1,303	(1,774)	3,678	(1,133)

Net income (loss)	(8,014)	(3,396)	(4,451)	(36,171)

Mandatorily redeemable preferred stock:
Dividends	—	—	—	307
Accretion	—	—	—	356
Conversion incentive payment- preferred stock	—	—	—	1,943

Net income (loss) available to common shareholders	$(8,014)	$(3,396)	$(4,451)	$(38,777)

Basic earnings (loss) per share	$(0.33)	$(0.17)	$(0.21)	$(2.86)

Diluted earnings (loss) per share	$(0.33)	$(0.17)	$(0.21)	$(2.86)

Reconciliations of Non-GAAP financial measures
Net income (loss)	$(8,014)	$(3,396)	$(4,451)	$(36,171)
Depreciation and amortization	2,472	4,925	13,466	14,058
Interest expense, net	2,934	2,121	10,121	5,595
Equity in losses of affiliates	760	739	1,618	2,409
Gain on refinancing	—	—	(13,629)	—
Conversion incentive payment — convertible notes	—	—	—	7,307
Minority interests expense (benefit)	13	(492)	197	(197)
Income tax expense (benefit)	1,303	(1,774)	3,678	(1,133)

Adjusted EBITDA (2)	(532)	2,123	11,000	(8,132)
Merger and integration costs	472	3,710	3,816	9,363
Restructuring expenses and severance payments	3,400	(206)	3,400	12,614
Tender offer costs	—	—	—	1,000
Asset impairments	4,476	2,704	4,788	2,704
Asset write-offs (5)	1,704	1,083	4,172	1,083

Adjusted EBITDA, excluding non-recurring items and special charges (2)	$9,520	$9,414	$27,176	$18,632

Net income (loss)	$(8,014)	$(3,396)	$(4,451)	$(36,171)
Adjustments to net income (loss), net of income taxes:
Merger and integration costs	283	2,263	2,290	5,899
Restructuring expenses and severance payments	2,040	(126)	2,040	7,947
Tender offer costs	—	—	—	630
Asset impairments	2,686	1,649	2,873	1,704
Deferred financing costs write-off (4)	450	—	450	—
Asset write-offs (5)	1,022	661	2,503	682
Conversion incentive payment — convertible notes	—	—	—	7,307
Gain on refinancing	—	—	(8,177)	—
Minority interest	(60)	—	32	—
Income tax rate adjustment (6)	3,989	—	3,989	—

Net income (loss), excluding non-recurring items and special charges (2)	$2,396	$1,051	$1,549	$(12,002)

Basic earnings (loss) per share, excluding non-recurring items and special charges	$0.10	$0.05	$0.07	$(0.88)

Diluted earnings (loss) per share, excluding non-recurring items and special charges	$0.10	$0.05	$0.07	$(0.88)

Weighted average shares outstanding:
Basic (1)	24,059	20,419	21,474	13,563
Diluted (1)	24,337	20,646	21,697	13,563

	Forecast
	Three months ending	Twelve months ending
Outlook Reconciliation (3)	March 31, 2004	December 31, 2004
Net income (loss)	$(4,500)	$3,200
Depreciation and amortization	2,500	9,700
Interest expense, net	1,600	5,600
Equity in losses of affiliates	750	1,800
Minority interests expense	(50)	100
Income tax expense	(3,000)	2,100

Adjusted EBITDA (2)	(2,700)	22,500
Restructuring expenses and severance payments	1,000	1,000
Asset impairments and write-offs	5,500	5,500

Adjusted EBITDA, excluding non-recurring items and special charges (2)	$3,800	$29,000

Net income	$(4,500)	$3,200
Adjustments to net loss, net of income taxes:
Restructuring expenses and severance payments	600	600
Asset impairments and write-offs	3,300	3,300
Minority Interest

Net income, excluding non-recurring items and special charges (2)	$(600)	$7,100

Income per share, excluding non-recurring items and special charges	$(0.02)	$0.23

(1)	Presented giving effect to the 4.6 shares of common stock issued to Interstate Shareholders, and the one-for-five reverse stock split associated with the merger on July 31, 2002.
(2)	See discussion of Adjusted EBITDA and Adjusted EBITDA and net income, excluding non-recurring items and special charges located in the in the “Non-GAAP Financial Measures section, described earlier in this press release.
(3)	Our outlook reconciliation uses the mid-point of our estimates of net income
(4)	This amount is included in Administrative and general, and represents write-off of deferred financing costs associated with the paydown of a portion of our term loan.
(5)	This amount is included in Administrative and general, and primarily represents write-offs of intangible costs associated with terminated management contracts.
(6)	This amount represents adjustment to recorded income tax expense to bring overall effective tax rate to an estimated normalized rate of 40%.

Interstate Hotels & Resorts, Inc.
Statement of Operations
(Unaudited, in thousands except per share amounts)

	Three Months Ended December 31,		Year ended December 31,
	2003	2002	2003	2002
	(historical)	(pro forma) (1)	(historical)	(pro forma) (1)
Revenue:
Lodging revenues	$699	$621	$3,396	$70,883
Management fees	19,844	22,325	65,062	66,539
Corporate housing	26,013	27,039	109,469	108,680
Other revenue	4,723	1,287	15,330	17,388

	51,279	51,272	193,257	263,490
Other revenue from managed properties	191,534	196,581	833,790	826,311

Total revenue	242,813	247,853	1,027,047	1,089,801
Operating expenses by department:
Lodging expenses	515	533	2,384	31,838
Corporate housing	23,055	22,663	92,859	87,976
Undistributed operating expenses:	—
Administrative and general	19,893	19,239	75,010	86,949
Depreciation and amortization	2,472	4,925	13,466	19,449
Lease expense	—	—	—	27,569
Merger and integration costs	472	3,710	3,816	8,006
Restructuring expenses and severance payments	3,400	(206)	3,400	13,296
Tender offer costs	—	—	—	1,000
Asset impairments	4,476	2,704	4,788	2,704
Gain on Winston lease conversion	—	—	—	(7,229)

	54,283	53,568	195,723	271,558
Other expenses from managed properties	191,534	196,581	833,790	826,311

Total operating expenses	245,817	250,149	1,029,513	1,097,869

Net operating income (loss)	(3,004)	(2,296)	(2,466)	(8,068)
Interest expense, net	2,934	2,121	10,121	9,825
Equity in losses of affiliates	760	739	1,618	2,470
Gain on refinancing	—	—	(13,629)	—

Income (loss) before minority interests and income taxes	(6,698)	(5,156)	(576)	(20,363)

Minority interests expense (benefit)	13	(492)	197	(699)
Income tax expense (benefit)	1,303	(1,694)	3,678	(10,002)

Net income (loss)	$(8,014)	$(2,970)	$(4,451)	$(9,662)

Basic earnings (loss) per share	$(0.33)	$(0.15)	$(0.21)	$(0.48)

Diluted earnings (loss) per share	$(0.33)	$(0.15)	$(0.21)	$(0.48)

Reconciliations of Non-GAAP financial measures
Net income (loss)	$(8,014)	$(2,970)	$(4,451)	$(9,662)
Depreciation and amortization	2,472	4,925	13,466	19,449
Interest expense, net	2,934	2,121	10,121	9,825
Equity in loss of affiliates	760	739	1,618	2,470
Gain on refinancing	—	—	(13,629)	—
Minority interests expense (benefit)	13	(492)	197	(699)
Income tax expense (benefit)	1,303	(1,694)	3,678	(10,002)

Adjusted EBITDA (3)	(532)	2,629	11,000	11,381
Merger and integration costs	472	3,710	3,816	8,006
Restructuring expenses and severance payments	3,400	(206)	3,400	13,296
Tender offer costs	—	—	—	1,000
Asset impairments	4,476	2,704	4,788	2,704
Asset write-offs (5)	1,704	1,083	4,172	1,083
Gain on Winston Lease Conversion	—	—	—	(7,229)

Adjusted EBITDA, excluding non-recurring items and special charges (3)	$9,520	$9,920	$27,176	$30,241

Net income (loss)	$(8,014)	$(2,970)	$(4,451)	$(9,662)
Adjustments to net income (loss), net of income taxes:
Gain on Winston Lease Conversion	—	—	—	(7,229)
Merger and integration costs	283	2,263	2,290	5,028
Restructuring expenses and severance payments	2,040	(126)	2,040	8,351
Tender offer costs	—	—	—	630
Asset impairments	2,686	1,649	2,873	1,649
Deferred financing costs write off (4)	450	—	450	—
Asset write-offs (5)	1,022	661	2,503	661
Gain on refinancing	—	—	(8,177)	—
Minority interest	(60)	—	32	—
Income tax rate adjustment (6)	3,989	—	3,989	—

Net income (loss), excluding non-recurring items and special charges (3)	$2,396	$1,477	$1,549	$(572)

Basic earnings (loss) per share, excluding non-recurring items and special charges	$0.10	$0.07	$0.07	$(0.03)

Diluted earnings (loss) per share, excluding non-recurring items and special charges	$0.10	$0.07	$0.07	$(0.03)

Weighted average shares outstanding:
Basic (2)	24,059	20,419	21,474	20,261
Diluted (2)	24,337	20,646	21,697	20,261
Pro-forma hotel operating statistics:
Full-service hotels:
Occupancy	63.0%	62.3%	65.9%	65.8%
ADR	$103.53	$104.50	$103.52	$106.77
RevPAR	$65.17	$65.06	$68.26	$70.22

Select-service hotels:
Occupancy	60.7%	61.1%	65.8%	66.8%
ADR	$77.09	$78.43	$78.53	$79.17
RevPAR	$46.80	$47.95	$51.67	$52.90

(1)	Assumes the merger transaction between Interstate Hotels Corporation and MeriStar Hotels & Resorts, Inc. was completed on January 1, 2002
(2)	Presented giving effect to the 4.6 shares of common stock issued to Interstate Shareholders, and the one-for-five reverse stock split associated with the merger on July 31, 2002.
(3)	See discussion of EBITDA and EBITDA and net income, excluding non-recurring items and special charges located in the in the “Non-GAAP Financial Measures section, described earlier in this press release.
(4)	This amount is included in G&A and represents write-off of deferred financing costs associated with the paydown of a portion of our term loan.
(5)	This amount is included in G&A and primarily represents write-offs of intangible costs associated with terminated management contracts.
(6)	This amount represents adjustment to recorded income tax expense to bring overall effective tax rate to an estimated normalized rate of 40%.